Exhibit 3.2

SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FULCRUM BIOENERGY, INC.

The undersigned, being the President and Secretary of Fulcrum BioEnergy, Inc., a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

1. The name of this Corporation (hereinafter called this “Corporation”) is “Fulcrum BioEnergy, Inc.”

2. The original Certificate of Incorporation of this Corporation was filed with the Secretary of State of Delaware on July 19, 2007.

3. The Second Amended and Restated Certificate of Incorporation of this Corporation was filed with the Secretary of State of Delaware on August 24, 2007.

4. The Third Amended and Restated Certificate of Incorporation of this Corporation was filed with the Secretary of State of Delaware on July 13, 2010.

5. The Fourth Amended and Restated Certificate of Incorporation of this Corporation was filed with the Secretary of State of Delaware on August 20, 2010.

6. The Fifth Amended and Restated Certificate of Incorporation of this Corporation was filed with the Secretary of State of Delaware on September 7, 2011.

7. The Sixth Amended and Restated Certificate of Incorporation of this Corporation was filed with the Secretary of State of Delaware on November 16, 2011.

8. This Seventh Amended and Restated Certificate of Incorporation has been duly adopted by resolutions adopted and declared advisable by the Board of Directors of this Corporation, duly adopted by the stockholders of this Corporation, and duly acknowledged by the officers of this Corporation in accordance with the provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware and restates and further amends the provisions of this Corporation’s Sixth Amended and Restated Certificate of Incorporation, and upon filing with the Delaware Secretary of State in accordance with Section 103, shall thenceforth supersede the Sixth Amended and Restated Certificate of Incorporation, and shall, as it may thereafter be amended in accordance with the terms and applicable law, be the Seventh Amended and Restated Certificate of Incorporation (this “Restated Certificate”) of this Corporation.

8. The text of the Sixth Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of this Corporation is “Fulcrum BioEnergy, Inc.”

ARTICLE II

The address of the registered office of this Corporation in the State of Delaware is 615 South DuPont Highway, Dover, Delaware 19901, County of Kent. The name of this Corporation’s registered agent at said address is National Corporate Research, Ltd.

ARTICLE III

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that this Corporation is authorized to issue is One Hundred Five Million (105,000,000) shares, One Hundred Million (100,000,000) shares of which shall be Common Stock (the “Common Stock”) and Five Million (5,000,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.

(B) The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

(C) Unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation or the resolution originally fixing the number of shares of any such series, the Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, by filing a certificate pursuant to the applicable law of the State of Delaware. If the number of shares of any series is so decreased, then the shares so specified in the certificate shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(D) Except as otherwise provided by law, each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated

Certificate (including any Preferred Stock Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate (including any Preferred Stock Designation relating to any series of Preferred Stock).

ARTICLE V

(A) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate or the Bylaws of the Corporation (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

(B) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of this Restated Certificate, “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

ARTICLE VI

(A) The Board of Directors shall be divided into three (3) classes, Class I, Class II and Class III. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III. Each director shall serve for a term expiring at the third annual meeting following his or her election; provided, that, with respect to the directors serving in the inaugural classes of Class I, Class II and Class III, the terms of the directors serving in Class I shall expire at the Corporation’s first annual meeting of stockholders held after the effectiveness of the division of the Board of Directors into three (3) classes; the terms of the directors serving in Class II shall expire at the Corporation’s second annual meeting of stockholders held after such effectiveness; and the terms of the directors serving in Class III shall expire at the Corporation’s third annual meeting of stockholders held after such effectiveness. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

(B) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by the stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

(C) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors, voting together as a single class.

ARTICLE VII

In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VIII

Subject to the rights of the holders of any series of Preferred Stock, no action shall be taken by the stockholders of the Corporation other than at an annual or special meeting of the stockholders, upon due notice and in accordance with the provisions of the Bylaws, and no action shall be taken by the stockholders by written consent.

ARTICLE IX

(A) Notwithstanding any other provision of the Bylaws or any provision of law which might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Bylaws or any Preferred Stock Designation, the Bylaws may be altered, amended or repealed or new Bylaws adopted by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3)% of the voting power of all of the then-outstanding shares of the voting stock of the Corporation entitled to vote, voting together as a single class. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal Bylaws.

(B) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

(C) A special meeting of the stockholders of the Corporation, other than those required by statute, may be called, at any time, only by (1) the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, (2) the chairperson of the Board of Directors, (3) the chief executive officer or (4) the president (in the absence of a chief executive officer). A special meeting of the stockholders may not be called by any other person or persons.

(D) Advance notice of stockholder nominations for the election of directors or of business to be brought by the stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE X

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XI

(A) To the fullest extent permitted by the DGCL, as the same exists or may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of a corporation’s directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

(B) Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE XII

The Corporation shall have the power to indemnify and/or advance expenses to any person to the fullest extent permitted by law.

ARTICLE XIII

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action or proceeding asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Restated Certificate or the Bylaws of the Corporation; or (iv) any action or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XIII.

ARTICLE XIV

(A) If any provision of this Restated Certificate becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Restated Certificate, and the court will replace such illegal, void or unenforceable provision of this Restated Certificate with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Restated Certificate shall be enforceable in accordance with its terms.

(B) Except as provided in Article XI(B) above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles IV(B), IV(C), IV(D), V, VI, VII, VIII, IX, X, XI, XII, XIII and this Article XIV may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in Articles IV(B), IV(C), IV(D), V, VI, VII, VIII, IX, X, XI, XII, XIII and this Article XIV, unless such action is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote, voting together as a single class.

***

The foregoing Seventh Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Section 228, Section 242 and Section 245 of the DGCL.

IN WITNESS WHEREOF, Fulcrum BioEnergy, Inc. has caused this Sixth Amended and Restated Certificate of Incorporation to be signed by the President and the Secretary in Pleasanton, California this      day of             , 2012.

FULCRUM BIOENERGY, INC.

By:
E. James Macias
President

ATTEST:

By:
Richard D. Barraza
Secretary